                                                                   Exhibit 10.17

                            MASTER LEASE AGREEMENT

     This MASTER LEASE AGREEMENT ("Agreement"), is dated as of November 2, 1997, by and between the following parties:

     LESSOR: NTFC CAPITAL CORPORATION, a Delaware corporation with offices at 220 Athens Way, Nashville, Tennessee 37228 and its affiliate, successor or assigns

     LESSEE: PRIMUS TELECOMMUNICATIONS, INC., a Delaware corporation with its principal office at 2070 Chain Bridge Road, Suite 425, Vienna, VA 22182 ("Primus")

     LEASE AMOUNT:   US$6,000,000.00

     SUPPLIER:       NORTHERN TELECOM INC. (NORTEL)

     This is a Master Lease Agreement for the lease and purchase of the following equipment: New Northern Telecom DMS250/3000 and DMS250 telephone switches and related equipment to be installed at (i) 111 Pavonia Avenue, Jersey City, New Jersey 07310, (ii) 624 South Grand Ave., Suite 2810, Los Angeles, California 90017 and, (iii) at a site in Sydney, New South Wales, Australia, by sublease to PRIMUS TELECOMMUNICATIONS PTY., LTD., a wholly owned subsidiary of Primus ("Installation Sites"), as more completely described in one or more Equipment Schedules attached hereto. The parties may enter into one or more "Leases" pursuant hereto, all of which shall be subject to the terms set forth below.

     This Master Lease Agreement is entered into pursuant to that certain Commitment Letter dated August 25, 1997, from Lessor and accepted by Lessee as evidenced hereby ("Commitment Letter").

IN WITNESS WHEREOF, the parties have executed this Master Lease Agreement by their duly authorized representatives:

NTFC CAPITAL CORPORATION                      PRIMUS TELECOMMUNICATIONS, INC.



BY: /s/                                       BY: /s/
   ----------------------------                  ------------------------------

                            MASTER LEASE AGREEMENT

        1. LEASE: Subject to Lessee's compliance with its obligations herein, Lessor shall purchase and lease to Lessee, and Lessee shall lease from Lessor, the equipment and associated items ("Equipment") that shall be described on or referred to in any Equipment Schedule ("Schedule") to this Master Lease/Purchase Agreement ("Agreement") which is executed from time to time by Lessor and Lessee and which makes reference to this Agreement, all of which shall become a part hereof. Terms and conditions set forth in this Agreement shall be incorporated into each Schedule. To the extent certain computer programs and intelligence and documentation used to describe, maintain and use the programs ("Software") are furnished with the Equipment, and a non-exclusive license and/or sublicense is granted in Lessee's agreement with the Supplier or another supplier to purchase the Equipment ("Supplier Agreement"), Lessor grants to Lessee a similar non-exclusive sublicense to use the Software only in conjunction with the Equipment for so long as the Equipment is leased hereunder or purchased hereunder. The Equipment and Software (collective, the "System") include all parts, repairs, and accessions thereto necessary for the proper operation of the System. Any references to "Lease" shall mean with respect to each System described in any particular Schedule, this Agreement, the Schedule, the Consent of Supplier, the Delivery and Acceptance Certificate, any riders, amendments, annexes and addenda thereto, and other documents as may from time to time be made a part hereof.

        As conditions precedent to Lessor's obligations to purchase and lease any Equipment and sublicense the Software to Lessee, not later than the scheduled Commencement Date as set forth on the applicable Schedule, (a) Lessee and Lessor shall have both executed this Agreement and a Schedule, and Lessee shall have delivered to Lessor the other documentation contemplated herein, and
(b) Lessor, in its reasonable opinion, shall determine that there has not been a material adverse change in Lessee's financial condition. Upon Lessor's execution and acceptance of the Schedule, Lessee hereby assigns to Lessor its rights to receive title to the Equipment and any non-exclusive sublicense to use the Software as of the Commencement Date (as defined below), and delegates to Lessor its duty to pay to the Supplier the applicable portion of the Lease Amount (As stated above or in any Schedule) for the System under the Supplier Agreement, but no other right, interest or obligation thereunder. Effective upon the termination of the Term (as defined below and as shown in the applicable Schedule), for any reason after the commencement of the Lease, Lessee hereby assigns to Lessor and Lessor hereby accepts from Lessee, all of Lessee's then remaining rights pursuant to the applicable Supplier Agreement.

        2. TERM: Provided all other conditions precedent to a Lease have been met, this Agreement will become effective as of the Effective Date stated above (or such later date as may be stated on a subsequent Schedule) and shall continue in effect for five (5) years thereafter or for so long as any Lease remains in effect hereunder. Provided all other conditions precedent to a Lease have been met, the lease term for the System described on each Schedule shall commence on the Effective Date indicated on such Schedule (the "Commencement Date"). If no Effective Date is indicated, the Commencement Date shall be the earlier of the date of execution by the Lessee of Lessor' form of Delivery and Acceptance Certificate or the date Lessor deems the System accepted pursuant to
Section 5 herein. ("Commencement Date"). Unless earlier terminated as expressly provided for in the Lease, the lease term shall continue and be non-cancelable for the full number of months or other periods set forth in such Schedule ("Term"). The Term may be earlier terminated upon the occurrence of any of the following events: (a) the exercise by Lessee of the Purchase Option granted hereunder or under the provisions of any Schedule, (c) the termination of a Lease with respect to any System pursuant to the provisions of Section 13 hereof, and the payment of all amounts required to be paid by Lessee under that Section, or (d) an Event of Default by Lessee and Lessor's election to terminate a Lease pursuant to Section 17 hereof.

        3. RENT AND PAYMENT: Lessee shall pay to Lessor all the rental payments in the amounts as shown below and in any applicable Schedule and Rent and Purchase Option annex thereto ("Rent") during the entire Term of the Lease, except as such Rent may be adjusted pursuant to this Section, plus such additional amounts as are due Lessor under the Lease, Rent shall be paid monthly (or other payment frequency designated in the applicable Schedule) in arrears on the first day of the month next following the month for which a Rent payment is due or on the dates set forth in the applicable Schedule (each such date being hereinafter called a "Rent Payment Date").

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

Unless otherwise provided on a Schedule executed subsequent to the Effective Date of this Agreement, the first twenty-four (24) monthly payments shall be "Lease Rate Factor" payments only, calculated by multiplying the "Lease Rate Factor" by the unpaid Lease Amount, and payable on the applicable Rent Payment Date. The "Lease Rate Factor" shall be equal to an interest rate determined by adding 495 basis points to the published yield on Five (5) Year Constant Maturity United States Treasury Notes as reported in Federal Reserve Statistical Release H.15(519), as published by the Board of Govenors of the Federal Reserve System, or any successor publication by the Board of Governors of the Federal Reserve System, most recently prior to the Effective Date with respect to the applicable Lease for each System. Beginning with the twenty-fifth (25th) monthly installment, each payment of Rent shall consist of a "Lease Rate Factor" payment together with an amount constituting a partial repayment of the Lease Amount as set forth below:

        Installment Number              Percentage of Lease Amount
        ------------------              --------------------------

              25-36                               1.667%
              37-48                               2.500%
              49-59                               4.167%
              60                          All Unpaid Lease Amount

The Rent for a System is based upon the Supplier's estimated total price of the System and the acceptance of the System by Lessee on or before the scheduled Commencement Date (as set forth in the applicable Schedule). If the applicable portion of the Lease Amount (as set forth above or in any applicable Schedule) of the installed System exceeds or is less than the estimate as a result of a job change order ("JCO"), the Lessee authorizes Lessor to adjust the Rent accordingly. If the Commencement Date occurs after the scheduled Commencement Date, and Lessor waives the condition precedent that the Commencement Date occur on or before the scheduled Commencement Date, Lessor's then current Lease Rate Factor for similar transactions shall apply and the Lessee authorizes Lessor to adjust the Rent, if required. In the event the Rent is adjusted, the principal, interest and purchase option amounts as set forth in the Rent and Purchase Option Annex to the applicable Schedule shall also be adjusted. Lessor shall inform Lessee in writing of any such adjustment.

Whenever any payment of Rent or any other amount due under a Lease is not made within ten days after the date when due, Lessee agrees to pay on demand (as a fee to offset Lessor's collection and administrative expenses), one and one-half percent (1 1/2%) per month of all overdue amounts from the due date until paid, but not exceeding the lawful maximum, if any.

        4. PURCHASE OPTION: Unless otherwise provided in a Schedule executed subsequent hereto, Lessee may exercise a Purchase Option of one dollar ($1.00) with respect to each System leased pursuant hereto upon giving Lessor prior written notice thereof thirty (30) days before the expiration of the applicable Term.

Any prepayment of the unpaid Lease Amount for any System and early exercise of the Purchase Option shall be permitted only upon the payment of the entire unpaid Lease Amount, all other amounts then due hereunder, plus, if prepaid in the first three years, a "Prepayment Premium", which is a percentage of the Lease Amount, calculated as follows:

        Time of Prepayment              Prepayment Premium
        ------------------              ------------------

        With first year                         3%
        after Commencement Date

        Within second year                      2%
        after Commencement Date

        Within third year                       1%
        after Commencement Date

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

        5. DELIVERY AND ACCEPTANCE: All transportation, delivery and installation arrangements and costs are the sole responsibility of Lessee, Lessee assumes all risk of loss and the risk of any damages if the Supplier fails to deliver or delays in the delivery of any System, or if any System is unsatisfactory for any reason. Lessee agrees to accept the System, for purposes of any Lease, by signing the Delivery and Acceptance Certificate within thirty
(30) days after the date such System is delivered. If Lessee fails or refuses to sign the Delivery and Acceptance Certificate within thirty (30) days after the delivery, (a) Lessor may declare Lessee's assignments and the delegation set forth in Section 1 hereof to be null and void ab initio and thereupon the Lease shall terminate; Lessor shall have no obligations under the Lease; and Lessee shall, on demand, immediately pay to Lessor all amounts previously paid by Lessor to Supplier, as Interim Funding Advances or otherwise, plus Lessor's out-of-pocket expenses and all accrued interest on such Interim Funding Advances at the Interim Rate from the date of Lessor's payment to the Supplier to the date all sums due from Lessee to Lessor under the Lease are paid in full; or (b) unless Lessee gives Lessor written notice to the contrary within thirty (30) days after the delivery, Lessor may conclusively assume that the System is accepted by Lessee, and Lessor may purchase the Equipment and obtain a sublicense to use the Software, with the Initial Term to commence as of the thirtieth (30th) day after delivery, as determined by the Supplier.

        6. NET LEASE, THIS LEASE IS A NET LEASE AND LESSOR SHALL NOT BE RESPONSIBLE FOR THE DELIVERY, INSTALLATION, MAINTENANCE, USE, OPERATION PERFORMANCE, SERVICE OR CONDITION OF ANY SYSTEM OR ANY DELAY IN, OR INADEQUACY OF, ANY OR ALL OF THE FOREGOING.

Lessee agrees that all of the Lessee's obligations under the Lease, specifically including its non-cancelable obligation to pay all Rent and other amounts due, are and shall be absolute and unconditional, and shall not be subject to any delay, reduction, setoff, defence, counterclaim or recoupment for any reason whatsoever including any failure of the System, or any part thereof, or any misrepresentation of the Supplier or any other supplier, manufacturer, Installer, vendor or distributor. Lessor and Lessee acknowledge that any manufacturer's warranties inure to the benefit of Lessee, to the extent such warranties are given, for so long as the System is leased, and Lessee agrees to pursue any claim it has directly against the Supplier or any other supplier, manufacturer, installer, vendor or distributor and agrees that it shall not pursue any such claim against Lessor. Lessor agrees to cooperate with Lessee in the latter's making claims under such warranties by providing such information or documentation as Lessee may reasonably request, subject to applicable confidentiality obligations of Lessor. Lessee shall continue to pay Lessor all amounts payable under the Lease under any and all circumstances. Except as specifically set forth in the Lease, nothing contained herein, in any Schedule, or elsewhere shall be deemed to modify, limit or expand the rights, warranties, remedies, liabilities contained in the Supplier Agreement, and neither Lessee nor Lessor shall be any greater rights, warranties, or remedies than are provided to Lessee pursuant to the Supplier Agreement.

        7. QUIET ENJOYMENT: Lessor warrants that neither Lessor, nor any assignee or anyone acting or claiming through Lessor will interfere with Lessee's quite enjoyment and use of the System so long as no Event of Default, shall have occurred under the Lease and be continuing.

        8. TAXES AND FEES: Lessee shall promptly reimburse Lessor, upon demand, as additional Rent(s), or shall pay directly, if so requested by Lessor, all license and registration fees, sales, use, personal property taxes and all other taxes and charges imposed by any federal, state or local governmental or taxing authority, relating to the purchase, ownership, leasing, subleasing, possession, use, operation, or relocation of the System or upon the Rent or receipts with respect to the Lease, excluding, however, all taxes computed upon the net income of Lessor.

        9. DISCLAIMER OF WARRANTIES AND DAMAGES: LESSEE ACKNOWLEDGES THAT (I) THE SIZE, DESIGN, CAPACITY OF THE SYSTEM AND THE MANUFACTURER AND SUPPLIER HAVE BEEN SELECTED BY LESSEE; (II) LESSOR IS NOT A MANUFACTURER SUPPLIER, DEALER, DISTRIBUTOR OR INSTALLER OF PROPERTY OF SUCH KIND; (III) NO MANUFACTURER OR SUPPLIER OR ANY OF THEIR REPRESENTATIVES IS AN AGENT OF LESSOR OR AUTHORIZED TO WAIVE OR ALTER ANY TERM OR CONDITION OF THE LEASE; AND (IV) EXCEPT FOR LESSOR'S WARRANTY OF QUIET ENJOYMENT, LESSOR HAS NOT MADE AND DOES NOT HEREBY MAKE ANY REPRESENTATION, WARRANTY OR COVENANT WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED AS TO ANY MATTER WHATSOEVER INCLUDING, WITHOUT

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LIMITATION, THE DESIGN, QUALITY CAPACITY, MATERIAL, WORKMANSHIP, OPERATION,
CONDITION MERCHANT ABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR HIDDEN OR LATENT DEFECT OF THE SYSTEM OR ANY PORTION THEREOF, OR AS TO ANY PATENT, COPYRIGHT OR TRADEMARK INFRINGEMENT.

LESSEE LEASES THE SYSTEM "AS IS", "WHERE IS." IN NO EVENT SHALL LESSOR BE
LIABLE TO LESSEE OR ANY OTHER PERSON OR ENTITY FOR SPECIAL, DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY PERSONAL INJURY DAMAGES, LOSS OF PROFITS OR SAVINGS, OR LOSS OF USE, OR FOR ANY DAMAGES BASED ON STRICT OR ABSOLUTE TORT LIABILITY OR LESSOR'S NEGLIGENCE (OTHER THAN PERSONAL INJURY OR PROPERTY DAMAGE CAUSED BY LESSOR'S SOLE ACTIVE NEGLIGENCE), OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER RESULTING FROM ANY BREACH OF THE LEASE, THE USE OF THE SYSTEM OR OTHERWISE:

        10. MAINTENANCE, USE AND OPERATION: At all times during the Term, Lessee, at its sole cost and expense, shall maintain the System in good repair, condition and working order in accordance with established maintenance procedures such that the System performs in accordance with published specifications, and Lessee shall maintain (and upgrade if necessary) the System at all times within two of the Supplier's latest Product Computing Loads. Lessee shall use the System and all parts thereof for its designated purpose and in compliance with all applicable laws; and shall at all time keep the System in its possession and control and not permit such System to be moved from the Installation Sites, as set forth in the applicable Schedule, without Lessor's prior written consent.

        11. TITLE, SECURITY; PERSONAL PROPERTY: upon the applicable
Commencement Date, legal title to the Equipment shall vest in Lessor subject to Lessee's rights under the Lease, provided that Lessee shall immediately surrender possession of the System to Lessor upon (a) any termination of the Lease other than (i) Lessee's election of its Purchase Option pursuant hereto or to the applicable Schedule (ii) the termination of a Lease pursuant to Section 13 hereof and the payment by Lessee of all amounts required to be paid thereunder, or (b) the occurrence of an Event of Default and Lessors exercise of that remedy pursuant to Section 17 hereof. Lessee shall execute upon such delivery any such instruments as Lessor may reasonably request to evidence such transfer without warranty or indemnity.

To secure the payment of the Rent and other sums due, as well as all of Lessee's obligations under the Lease, Lessee grants to Lessor, and Lessor does hereby retain, a security interest constituting a first lien on Lessee's right, title and interest in and to the System, including the Equipment and Lessee's interest in the Software, and on all modifications, attachments, and accessions thereto, and on any proceeds therefrom. Lessee agrees to execute such additional documents, including financing statements, affidavits, notice and similar instruments, in form reasonably satisfactory to Lessor, which are necessary or appropriate to establish and maintain its security interest.

The System is, and shall at all time be deemed to be, personal property even if the Equipment is affixed or attached to real property or any improvements thereon. At Lessor's request, Lessee shall at no charge promptly affix to the System any tags, decals, or plates furnished by Lessor indicating Lessor's interest in the System, and Lessee shall not permit their removal or concealment. Lessee shall at all times keep the System free and clear of all liens and encumbrances except those arising through actions of Lessor or permitted in writing by Lessor. Lessee, at its expense, shall otherwise cooperate to defend the Interest of Lessor in the System and to maintain the status of the System and all part thereof as personal property.

If requested by Lessor, Lessee will, at Lessee's expense, furnish a waiver of any interest in the Equipment from any party having an interest in any real estate or building in which the Equipment is located or furnish an acknowledgement satisfactory to Lessor from any affiliate, landlord, mortgagee, easement grantor, or other person who is in a position to claim rights in property where the Equipment is located, promising to give Lessor notice of any claimed default by Lessee with respect to such property interest and an opportunity to remove the Equipment upon commercially reasonable terms. Lessor may inspect the System at any time during normal business hours of Lessee subject to Lessee's normal operational procedures.

        12. WARRANTIES, REPRESENTATIONS AND COVENANTS OF LESSEE: Lessee warrants,

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

represents, and covenants to Lessor and, so long as this Agreement is in effect and any part of Lessee's obligations to Lessor under any Lease remain unfulfilled, and shall continue to warrant, represent and covenant at all times that:

(a) Lessee is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction in which any Installation Site is located and is authorized and licensed under applicable law to operate as a facilities based carrier therein, and Lessee has the corporate power and capacity to enter into this Agreement and any Lease pursuant to this Agreement and to perform all of its obligations hereunder and thereunder.

(b) This Agreement, the Schedule and all other related documents and the performance of Lessee's obligations hereunder have been duly and validly authorized and approved under all laws and regulations and procedures applicable to Lessee, and under the terms and provisions of the resolutions of Lessee's governing body, a copy of which has been provided herewith; the consent of all necessary persons or bodies has been obtained and all of such documents executed by Lessee have been duly and validly executed and delivered by authorized representatives of Lessee and constitute valid, legal and binding obligations of Lessee enforceable against Lessee in accordance with their respective terms.

(c) No other approval, consent or withholding of objection is required from any governmental authority with respect to the entering into or performance by Lessee of this Agreement and the transactions contemplated hereby.

(d) The entering into and performance of this Agreement and any Lease entered into pursuant hereto will not violate any judgment, order, law or regulation applicable to Lessee or result in any breach of, or constitute a default under, or result in the creation of any lien, charge, security interest or other encumbrance upon any assets of the Lessee or on any System pursuant to any instrument to which Lessee is a party of by which it or its assets may be bound.

(e) Lessee has conducted and continues to conduct its business in all material respects in accordance with applicable laws, and Lessee has paid all taxes, assessments and other governmental charges as and when due except those challenged in good faith by appropriate proceedings.

(f) There are no actions, suits or proceedings pending or threatened against or affecting Lessee in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of Lessee to perform its obligations hereunder or under any Lease pursuant hereto.

(g) Lessor has a valid first perfected security interest in each System lease pursuant to this Agreement in each Installation Site where it may be located, which secures all payment obligations of Lessee hereunder.

        13. RETURN OF SYSTEM: At the end of the Term, or upon any prior termination of a Lease pursuant to the Terms of that Lease, unless Lessee has executed its Purchase Option pursuant to the Schedule or an Event of Loss shall have occurred and Lessor shall have received all sums due it pursuant to this Agreement, Lessee shall, at its own risk and sole expense, immediately return the System to Lessor, by properly removing, dissassembling and packing it for shipment, loading it on board a carrier acceptable to Lessor, and shipping the same to a destination specified by Lessor, freight and insurance prepaid, in the same condition and operation order as existing when received, ordinary wear and tear expected, if, upon the expiration or earlier termination of the Lease, the Lessee does not immediately return the System to Lessor, Lessee shall pay to Lessor, upon demand, an amount equal to the Rent prorated on a daily basis for each day from the including the termination or expiration date of the Lease through and including the day Lessee ships the System to Lessor in accordance with this Section. Lessee shall pay to Lessor any amount necessary to repair the System in order for the Supplier or a maintenance organization, as applicable, to accept the System from contract maintenance at its then current rate.

        14. INSURANCE: Lessee shall, at its expense, upon delivery of each System to its Installation Site and at all times thereafter, keep the System insured against all risks or loss or damage for an amount at least equal to the applicable portion of the Lease Amount, as depreciated, or the replacement cost, whichever is greater. Purchase Option Amount its that amount set forth in the Rent and Purchase Option Amount Annex to the applicable Schedule. Lessee shall also, at its expense, provide and maintain comprehensive general liability insurance. All insurance policies shall name Lessor as an additional insured and loss payee, as appropriate, and shall be with an

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

insurer, having a "Best Policy Holders" rating of "A" or better, and in such form, amount and deductibles as are satisfactory to Lessor. The proceeds of any such policies shall be payable to Lessor or Lessee, as their interests may appear. Each such policy must state by endorsement that the insurer shall give Lessor not less than thirty days prior written notice of any amendment, renewal or cancellation. Lessee shall upon request, furnish to Lessor satisfactory evidence that such insurance coverage is in effect. Lessee may self insure with respect to the above coverage, with Lessor's prior written consent.

        15. CASUALTY: If any System, in whole or in part, shall be lost or stolen or destroyed, or damaged from any cause whatsoever, or is taken in any condemnation or similar proceedings by a governmental authority (any such event is hereafter called an "Event of Loss"), Lessee shall promptly and fully notify Lessor thereof. Lessee shall, at its option (i) immediately place the affected Equipment and Software in good condition and working order, or (ii) replace the affected item with like equipment or software in good repair, condition and working order, or (iii) pay to Lessor, within ten days of the Event of Loss, an amount equal to the applicable portion of the Lease Amount, as depreciated, or the replacement value, whichever is greater for such affected Equipment or Software or, if such amount is not permitted by law, then the highest permitted amount shall apply, plus any other amounts then due and unpaid with respect to such Equipment and Software. If an Event of Loss occurs as to part of a System for which the purchase Option Amount is paid, such event shall be treated as applicable only to the affected Equipment or Software, whereupon the Lease with respect thereto shall abate from the date the Purchase Option Amount is actually received by Lessor. Upon the making of all required payments by Lessee pursuant to (iii) Lessee shall be entitled to retain possession of the applicable Equipment or the sublicense to the applicable Software, (with no warranties) subject to the rights, if any, of the insurer. If Lessor shall receive any insurance proceeds or net awards, Lessor may, at its option, apply all or part of such proceeds and awards to any obligations of Lessee to Lessor.

        16. DEFAULT: Lessee shall be in default under the Lease upon the occurrence of any of the following events ("Event of Default" or "default"):
(a) failure by Lessee to pay any Installment of Rent or other amounts payable under the Lease for a period of ten (10) days; or (b) failure by Lessee to perform any other material term, covenant or condition contained in this Agreement or Schedule hereto or in any Lease hereunder or any other agreement of Lessee given in connection with such a Lease, and such failure or breach shall continue uncured for twenty (20) days after receipt by Lessee of written notice thereof; or (c) the inaccuracy of any material representation, warranty or statement made by the Lessee hereunder or in connection with any Lease; or (d) the Lessee's becoming insolvent, making an assignment for the benefit of creditors, filing a voluntary petition or having an involuntary petition filed or action commenced against it under the United States Bankruptcy Code or any similar federal or state law; or (e) the Lessee's uncured or unwaived default, after the expiration of any applicable cure period, under indebtedness owed to any third party in the outstanding amount of $100,000 or more in the aggregate.

        17. REMEDIES: If an Event of Default has occurred, Lessor shall have the right, in its sole discretion, to exercise any one or more of the following remedies: (a) declare any Lease entered into pursuant to this Agreement and/or any other lease or agreement between Lessor and Lessee to be in default; (b) terminate any Lease; (c) recover from Lessee any part of the Lease Amount remaining unpaid, together with any other accrued but unpaid Rent and any and all other amounts then due and unpaid, being the agreed upon monetary damages for such default ("Liquidated Damages"); (d) charge Lessee interest on all the Liquidated Damages due by Lessor at the rate of one and one-half percent per month from the date of default until paid, but in no event more than the maximum rate permitted by law; (e) demand the Lessee return any System to Lessor in accordance with Section 13 hereof; and (f) take possession of any System wherever located, with or without demand or notice, or any court order or any process by law. Upon repossession or return of a System, Lessor may at its sole option, sell, lease or otherwise dispose of the System in a commercially reasonable manner, with or without notice and on public or private bid, and apply the proceeds thereof, if any, toward the Liquidated Damages but only after deducting all expenses including, without limitation, reasonable attorneys' fees incurred in enforcement of any remedy of Lessor. Lessee shall be liable for any deficiency if the net proceeds available after the permitted deductions are less than Liquidated Damages. No right or remedy is exclusive of any other provided herein or permitted by law or equity. All rights and remedies shall be cumulative and may be enforced concurrently or individually from time to time.

        18. INDEMNITY: Each Lease is a net lease. Therefore, to the extent allowed by law, Lessee shall indemnify Lessor against and hold Lessor harmless from, and covenants to defend Lessor against, any and all losses, claims, encumbrances, actions, suits, damages, obligations, liabilities and liens (and all costs and expenses, including without limitation, reasonable attorneys' fees, incurred by Lessor in connection therewith) arising out of or in any way related to the Lease including, without limitation, the selection, purchase, delivery, ownership, lease, licensing, possession, maintenance, condition, use, operation, rejection or return of the System, the recovery of claims under insurance policies thereon, from Lessee's failure to commence the Lease of a System, or from any misuse, breach or violation of the Software sublicense, including without limitation, unauthorized duplication of or modification to the Software, or arising by operation of law, excluding, however, any of the foregoing which result from the sole negligence or willful misconduct of Lessor. Lessee agrees that upon written notice by lessor of the assertion of any claims, liens, encumbrances, actions, damages, obligations or liabilities, Lessee shall assume full responsibility for, or at Lessor's sole option, reimburse Lessor for the defense thereof. The provisions of this Section shall continue in full force and effect notwithstanding full payment of the obligations under the Lease and survive the termination of the Lease for any reason, provided, however, the provisions hereof shall not survive longer than the applicable statute of limitations.

        19. ASSIGNMENT: Lessor may, in whole or in part, with notice to, but without the consent of Lessee, sell, assign, grant a security interest in, or pledge its interest in all or any portion of a System and/or a Lease and any amounts due or to become due hereunder to one or more third party assignees ("Assignee"), which interests may be reassigned in whole or in part. No such assignment shall be effective against Lessee unless and until Lessee shall have received a copy or written notice thereof identifying the name and address of the Assignee. Upon receiving written notice from Lessor, Lessee shall if so directed, pay all Rent and other amounts due directly to Assignee without abatement, deduction or setoff and free from any deduction for any other person or entity. Any Assignee shall be entitled to rely on lessee's agreements as stated in the Lease, as applicable, and shall be considered a third-party beneficiary thereof. Lessee shall also promptly execute and deliver to Lessor or any Assignee any additional documentation as Lessor or Assignee may reasonably request to acknowledge the assignment. Lessor shall be relieved of its future obligations under the Lease as a result of such assignment if Lessor assigns to Assignee ownership of the Equipment and Assignee assumes Lessor's future obligations hereunder.

WITHOUT LESSOR'S PRIOR WRITTEN CONSENT, LESSEE SHALL NOT ASSIGN, SUBLEASE, TRANSFER, PLEDGE, MORTGAGE OR OTHERWISE ENCUMBER (COLLECTIVELY, A "TRANSFER") THE SYSTEM OR ANY LEASE HEREUNDER LESSOR AGREES TO CONSENT TO AN ASSIGNMENT BY LESSEE TO A WHOLLY OWNED SUBSIDIARY OF LESSEE OR TO AN AFFILIATE WHOLLY OWNED
BY THE PARENT OF LESSEE OR ANY OF ITS RIGHTS THEREIN OR PERMIT ANY LEVY, LIEN OR ENCUMBRANCE THEREON. ANY ATTEMPTED NON-CONSENSUAL TRANSFER BY LESSEE SHALL BE VOID AB INITIO. NO TRANSFER SHALL RELIEVE LESSEE OF ANY OF ITS OBLIGATIONS UNDER THE LEASE UNLESS LESSOR RELEASES LESSEE FROM SUCH OBLIGATIONS IN WRITING.

        20. MISCELLANEOUS: (a) Any failure of Lessor to require strict performance by Lessee or any waiver by Lessor of any provision of the Lease shall not be construed as a consent to or waiver of any other breach of the same or of any other provision. (b) No obligations of the Lessor hereunder shall survive the expiration or other termination of the Lease. (c) All of the Lessee's indemnities, waiver, assumptions of liability and duties contained in the Lease and all Lessor's disclaimers shall continue in full force and effect and survive the expiration or other termination of the Lease. (d) The Lessee agrees to execute and deliver, upon demand, any and all other documents necessary to evidence the intent of the Lease, or to protect Lessor's interest in the System, including any UCC financing statements or any waivers of interest or liens, and to this end, Lessee appoints Lessor as its attorney-in-fact to execute and deliver all such financing statement and to collect insurance proceeds. Lessee agrees to pay the costs of filing and recording such documentation. (e) Lessee shall deliver to Lessor such additional financial information as Lessor may reasonably request. (f) The Lease shall be governed by the laws of the State of Tennessee, except to the extent the internal laws of the state where the Equipment is located govern the perfection of security interests in equipment therein. (g) If any provision shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired. (h) In the event Lessee fails to pay or perform any obligations under the Lease, Lessor may, at its option, pay or perform said obligation, and any payment made or expense incurred by Lessor in connection therewith shall be due and payable by Lessee upon demand by Lessor with interest thereon accruing at the maximum rate permitted by law until paid.
(i) No lease charge, late charge fee or interest, if applicable, is intended to exceed the maximum amount permitted to be charged or collected by applicable law. If one or more of such charges exceed such maximum, then such charges will be reduced to the legally permitted maximum charge and any excess charge will

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

be used to reduce the Lease Amount or refunded. (j) Time is of the essence in the Lease and in each of the Lease provisions. (k) Lessee shall pay Lessor on demand all costs and expenses, including reasonable attorney's and collection fees incurred by Lessor in enforcing the terms and conditions of the Lease or in protecting Lessor's rights and interest in the Lease or the System.

        21. NOTICES. Notices, demands and other communications to be effective shall be transmitted in writing by telex, telecopy, or other facsimile transmission and confirmed by a similar mailed writing, by hand delivery, by first class, Registered or Certified Mail, return receipt requested, or an overnight courier service, addressed to Lessor at 220 Athens Way, Nashville, Tennessee 37228-1399 (Attention: Director Operations and Administration) or to Lessee as the case may be, at the billing address set forth on the applicable Schedule or at such other address as the parties may hereinafter substitute by written notice. Notice shall be effective four (4) days after the date it was mailed (if mailed) or upon receipt whichever is earlier.

        22. COUNTERPARTS: The Lease, including the Delivery and Acceptance Certificate and any Schedules and riders thereto, may be executed by one or more of the parties on any number of separate counterparts (which may be originals or copies sent by facsimile transmission) each of which counterparts shall be an original, but all of which taken together shall be deemed to constitute one and the same instrument.

        23. ENTIRE AGREEMENT: This Agreement and its Schedules and other documents executed and delivered in connection herewith, together with each Lease hereunder, constitute the entire agreement between Lessor and Lessee with respect to the subject matter hereof and supersede the Commitment Letter (except as referenced herein), all previous negotiations, proposals, commitments, writings, and understandings of any representation or warranty concerning the System and, unless such representation or warranty is specifically included in the Lease, it shall not be enforceable by Lessee against Lessor.

        24. BINDING NATURE: This Agreement and each Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns.

        25. CONDITIONS TO EFFECTIVE DATE: This Agreement shall not become effective until Lessor has received evidence satisfactory to it that the terms and conditions set forth above have been met or accomplished by Lessee, including but not limited to: payment of the Commitment Fee and other Fees and Expenses of Lessor as set forth in the Commitment Letter, Lease documentation satisfactory to Lessor and its counsel, Lessee's officers' certificates, evidence of good standing, insurance certificates, opinions of counsel as to matters set forth in Sections 11 and 12 above, and evidence of filing and recordation of financing statements and other security documents reasonably required by Lessor.

                         END OF MASTER LEASE AGREEMENT

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